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                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for PentaStar Communications, Inc. dated August 10, 1999; ICM Communications Integration Inc, dated July 23, 1999; and DNV Ventures, Inc., dba. Access Communations dated August 6, 1999 ( No. ) (and to all references to our Firm) included in this Registration Statement on Form SB-2 dated August 16, 1999.



/s/ ARTHUR ANDERSEN


Denver, Colorado,
    August 16, 1999.